=================================================================

    As filed with the Securities and Exchange Commission on
                       November 19, 1997
                  Registration No. 33-61558

              SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D. C.  20549
                     --------------------

               POST-EFFECTIVE AMENDMENT NO. 1 TO
                          FORM S-8

                    REGISTRATION STATEMENT
                            under
                  THE SECURITIES ACT OF 1933
                     --------------------

                    SOUTHERN UNION COMPANY
    (Exact Name of Registrant as Specified in Its Charter)

            Delaware                      75-0571592
  (State or Other Jurisdiction         (I.R.S. Employer
         of Incorporation)             Identification No.)
                     --------------------

               504 Lavaca Street, Eighth Floor
                    Austin, Texas  78701
          (Address of Principal Executive Offices)
                     --------------------

       SOUTHERN UNION 1992 LONG-TERM STOCK INCENTIVE PLAN
                  (Full Title of the Plan)
                     --------------------

   Dennis K. Morgan, Esq.                  With a copy to:
   Vice President - Legal             Stephen A. Bouchard, Esq.
        and Secretary                FLEISCHMAN AND WALSH, L.L.P.
   SOUTHERN UNION COMPANY           1400 Sixteenth Street, N. W.,
504 Lavaca Street, Suite 800                  Suite 600
    Austin, Texas  78701              Washington, D. C.  20036
       (512) 477-5852                      (203) 939-7911
(Name, Address and Telephone
 Number, Including Area Code
    of Agent for Service)

                     --------------------

               CALCULATION OF REGISTRATION FEE
=================================================================
                                   Proposed
                                   Maximum    Proposed
                                   Offering   Maximum
                     Amount to be  Price Per  Aggregate Amount of
Title of Securities   Registered     Share    Offering  Registra-
 to be Registered       (1)(3)       (2)(3)   Price (1) tion Fee
-----------------------------------------------------------------
Common Stock $1.00
    Par Value       900,000 shares $23.875  $21,487,500 $6,511.36
=================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan. See note (3).

(2) Calculated pursuant to Rule 457(c) based on the average of the high and low prices for the Common Stock on the New York
     Stock Exchange on November 12, 1997.  See note (3).

(3) Prior to adjustment for the 5% stock dividend to be dis-tributed on December 10, 1997, to holders of record on November 21, 1997 (ex-dividend date is November 19, 1997) that was declared on November 11, 1997.

=================================================================

EXPLANATORY NOTE

This Amendment to this Registration Statement relates to the amendment to the Southern Union 1992 Long-Term Stock Incentive Plan to increase by 900,000 the number of shares of common stock authorized to be issued thereunder. The contents of the Regis-trant's Registration Statement on Form S-8, Registration No. 33-61558, filed with the Securities and Exchange Commission on April 23, 1993, are hereby incorporated herein by reference thereto.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
-------  -----------------------------------------------

The following documents previously or concurrently filed by Southern Union Company (the Company) with the Commission are hereby incorporated by reference in this Registration Statement:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the Exchange
     Act);

(b) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

(c)  all other reports filed by the Company pursuant to Section
     13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above;

(d)  the Company's definitive Proxy Statement for its Annual
     Meeting of Stockholders  held on November 11, 1997; and

(e) the description of the common stock, par value $1.00 per share, of the Registrant (the Common Stock) contained in the Registrant's Registration Statement on Form S-3 (File No. 333-10585) filed with the Commission on August 22, 1996 and all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Com-mission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration State-ment and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorpo-rated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such state-ment. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the infor-mation that is incorporated). Requests should be directed to George E. Yankowski, Treasurer and Investor Relations Officer, Southern Union Company, 504 Lavaca Street, Suite 800, Austin, Texas 78701, telephone number (512) 477-5852.

All information appearing in this Registration Statement is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities
-------  -------------------------

Not applicable.

Item 5.  Interests of Named Experts and Counsel
-------  --------------------------------------

The validity of the shares of Common Stock being offered has been passed upon for the Company by Fleischman and Walsh, L.L.P., Washington, D. C. Aaron I. Fleischman, Senior Partner of Fleischman and Walsh, L.L.P., is a director of the Company.
Mr. Fleischman, Fleischman and Walsh, L.L.P., and other attorneys in that firm beneficially own shares of Common Stock that, in the aggregate, represent less than two percent (2%) of the shares of Common Stock outstanding.

Item 6.  Indemnification of Directors and Officers
-------  -----------------------------------------

Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify its directors and officers, subject to certain limitations. The Company's bylaws require the Company to indemnify their respective directors and officers to the fullest extent permitted by law.

Article Fourteen of the Restated Certificate of Incorporation of the Company eliminates personal liability of directors to the fullest extent permitted by Delaware law.

Officers and directors of the Company are covered by insurance that (with certain exceptions and within certain limitations) indemnifies them against losses and liabilities arising from any alleged "wrongful act," including any alleged error, misstate-ment, misleading statement, omission, neglect or breach of duty.

Item 7.  Exemption From Registration Claimed
-------  -----------------------------------

Not Applicable.

Item 8.  Exhibits
-------  --------

Exhibit No.                  Description                 Page No.
-----------  ------------------------------------------- --------

   4(a)      Southern Union Long-Term Stock Incentive
               Plan (Filed as Exhibit 10(i) to Southern
               Union's Report on Form 10-K for the year
               ended December 31, 1992 and incorporated
               herein by reference.)
   5.1       Opinion of Fleischman and Walsh, L.L.P.       E-1
  24.1       Consent of Independent Auditor                E-2
  24.2       Consent of Fleischman and Walsh, L.L.P.
               (included in Exhibit 5.1)
  25         Power of Attorney with respect to certain
                signatures (Filed as Exhibit E-3 to
                Southern Union Company Report on Form
                S-8 dated April 23, 1993 (Registration
                No. 33-61558) and incorporated herein
                by reference.)

Item 9.  Undertakings
-------  ------------

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Regis-tration Statement:

         (i)   To include any prospectus required by Section
               10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registra-tion Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration State-ment;

         (iii) To include any material information with respect to the plan of distribution not previously dis-closed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and
         (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Annual Report of the Plan pursuant to
     Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the fore-going provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemni-fication is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or con-trolling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed by the undersigned, thereunto duly authorized in the City of Austin, State of Texas on November 19, 1997.


                               SOUTHERN UNION COMPANY


                               By   PETER H. KELLEY
                                  ----------------------
                                    Peter H. Kelley
                                    President and
                                      Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of Southern Union and in the capacities indicated on November 19, 1997.



        Signature/Name                         Title
-------------------------------   -------------------------------

    GEORGE L. LINDEMANN*          Chairman of the Board,
                                  Chief Executive Officer
                                  and Director

    JOHN E. BRENNAN*              Director

    FRANK W. DENIUS*              Director

    AARON I. FLEISCHMAN*          Director

    KURT A. GITTER, M.D.*         Director

    PETER H. KELLEY               Director
-----------------------
    Peter H. Kelley

    ADAM M. LINDEMANN*            Director

    ROGER J. PEARSON*             Director

    GEORGE ROUNTREE, III*         Director

    DAN K. WASSONG*               Director

    RONALD J. ENDRES              Executive Vice President and
------------------------          Chief Financial Officer
    Ronald J. Endres

    DAVID J. KVAPIL               Vice President and Controller
-----------------------           (Principal Accounting Officer)
    David J. Kvapil



*By  PETER H. KELLEY
    -----------------
     Peter H. Kelley
     Attorney-in-fact